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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Brookline Bancorp, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-80875 and 333-114571) on Forms S-8 of Brookline Bancorp, Inc. of our reports dated February 24, 2011, with respect to the consolidated balance sheets of Brookline Bancorp, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2010 and the effectiveness of Brookline Bancorp, Inc.'s internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Annual Report on Form 10-K of Brookline Bancorp, Inc.

/s/ KPMG LLP

Boston, Massachusetts
February 24, 2011

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm